UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2011
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On February 10, 2011, Mr. Robert Clanin, a director of JetBlue Airways Corporation (the “Company”) since 2007, notified the Company that he would be resigning from the Board of Directors and the Audit Committee immediately following the conclusion of the Company’s 2011 Annual Meeting of Stockholders, scheduled for May 26, 2011, due to personal reasons. On the same date, Dr. Christoph Franz, a director of the Company since 2008, notified the Company that he would be resigning from the Board of Directors immediately following the conclusion of the Company’s 2011 Annual Meeting of Stockholders, due to his increased responsibilities following his January 1, 2011 appointment as the Chairman and CEO of Deutsche Lufthansa AG.
The Company thanks Mr. Clanin and Dr. Franz for their exemplary service to the Board and to the Company.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: February 16, 2011	By:	/s/ DONALD DANIELS
Vice President, Controller and
Chief Accounting Officer (principal accounting officer)